Exhibit 10.3

Execution Version

LOAN AGREEMENT

This loan agreement (the “Agreement”) is entered into on this 16th day of May, 2013 by and between:-

(1)	SEADRILL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Lender”);

(2)	SEADRILL T-15 LTD. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Borrower”);

(3)	SEADRILL PARTNERS OPERATING LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (“OPCO”); and

(4)	SEADRILL INTERNATIONAL LIMITED of 16th-19th Floors, Prince’s Building, 10 Chater Road, Central Hong Kong, Hong Kong (“Seadrill International”);

(hereinafter collectively referred to as the “Parties” and, individually, as a “Party”).

BACKGROUND:

(A)	The Lender is, as of the date hereof, the owner of all of the shares in the Borrower.

(B)	The Borrower is the owner of the tender rig named “T-15” (the “Rig”).

(C)	The Rig is financed under a USD 440,000,000 Secured Credit Facility dated 4 December 2012 (the “Loan Agreement”) made between (1) the Lender, as borrower, (2) the Borrower, Seadrill International and the other the rig owners and intra group charterers set out at Schedule 2 thereto, as joint and several guarantors, (3) the banks and financial institutions set out at Schedule 1 thereto, together with their assignees and transferees (the “Banks”), (4) Citibank International Plc, as agent (the “Agent”), (5) Citibank, N.A., London Branch, as security agent, account bank, mandated lead arranger and bookrunner (the “Security Agent”) and (6) The Export-Import Bank of China, as mandated lead arranger and bookrunner.

(D)	The Borrower has, as per Clause 18 of the Loan Agreement, guaranteed (the “Guarantee”) the obligations of the Obligors (as defined in the Loan Agreement) under the Finance Documents (as defined in the Loan Agreement, hereinafter the “Finance Documents”) (the “Secured Obligations”).

(E)	The Borrower has further provided security for the Secured Obligations by way of (i) a first priority mortgage over the Rig, (ii) a first priority assignment of its earnings and insurances and (iii) a first priority assignment of its earnings account (collectively, the “Security Documents”).

(F)	Seadrill International is “Intra-Group Charterer” under the Loan Agreement and has guaranteed the Secured Obligations as per Clause 18 of the Loan Agreement (the “Intra-Group Charterer’s Guarantee”) and provided security for the Secured Obligations by way of (i) a first priority assignment of its earnings, insurances and the relevant intra-group charter, and (ii) a first priority assignment of its earnings account (collectively, the “Intra-Group Charterer’s Security Documents”).

(G)	OPCO is a wholly owned subsidiary of Seadrill Partners LLC.

Execution Version

(H)	The Lender is in the process of transferring its shares in the Borrower and Seadrill International (the “Shares”) to OPCO (the “Restructuring”) pursuant to the terms of a sale and purchase agreement (the “SPA”) between the Lender and OPCO.

(I)	Pursuant to the terms of the SPA, the Lender will sell the Shares to OPCO in exchange for the assumption by OPCO of a payment obligation towards Seadrill in the amount of USD 109,500,000 (the “OPCO Loan”).

(J)	The Lender has, as per the terms of the Loan Agreement, requested the consent of the Banks to the Restructuring and, in so doing, also requested that the terms of the Finance Documents are amended and supplemented to reflect the revised ownership structure of the Borrower and Seadrill International, such amendments being set out in a side letter to the Loan Agreement (the “Side Letter”).

(K)	Pursuant to the terms of the Side Letter, OPCO shall execute in favour of the Security Agent replacement share charge in substantially the same form as the share charge previously executed by the Lender in respect of the shares in the Borrower (the “New Share Charge”).

(L)	References in this Agreement to the Loan Agreement, the Security Documents and/or the Finance Documents shall, unless otherwise specified, be to the Loan Agreement, the Security Documents and/or the Finance Documents as amended by the Side Letter and as subsequently amended from time to time.

(M)	The amount currently drawn by the Lender under the Loan Agreement, USD 100,500,000, has in its entirety been applied to finance the Rig (the “T-15 Principal”)

(N)	The T-15 Principal is outstanding to the Borrower as a shareholder loan (the “Shareholder Loan”).

NOW THEREFORE, it is hereby agreed as follows:-

1.	THE LOAN

1.1	The Lender hereby confirms that the Shareholder Loan shall be outstanding as a long term shareholder loan to the Borrower on the terms set forth herein (the outstanding principal amount of which at any time shall be referred to as the “Loan” in the following).

1.2	The Parties agree that the Loan shall be considered as disbursed on December 19, 2012 (the “Loan Disbursement Date”).

2.	THE CONSIDERATION

2.1	The Borrower agrees, as consideration for the Loan, to:

(i)	continue to provide the Guarantee as security for the Secured Obligations on the terms set forth in Clause 3 below;

(ii)	continue to provide the security set forth in the Security Documents for the Secured Obligations on the terms set forth in Clause 4 below; and

(iii)	compensate the Lender as per the principles set forth in Clause 5 below.

2.2	Further, the Borrower agrees to become party to such further amendments to the Loan Agreement and the Security Documents as shall be required by the Lender to document the terms which shall apply to the amount outstanding thereunder following the completion of the Restructuring.

Execution Version

3.	THE GUARANTEE

3.1	The Borrower undertakes to continue to provide the Guarantee on the terms currently in effect notwithstanding the completion of the Restructuring.

3.2	The Lender undertakes to procure the release of the Borrower from its obligations under the Guarantee as and when all amounts outstanding under the Finance Documents have been repaid.

4.	THE SECURITY

4.1	The Borrower undertakes to continue to provide the security set forth in the Security Documents on the terms currently in effect notwithstanding the completion of the Restructuring.

4.2	The Lender procures that all of the security provided by the Borrower under the Security Documents or any new security documents to be provided by the Borrower shall be released (and the recordation of the security interest in favour of the Banks terminated) upon the repayment by the Lender of all amounts outstanding under the Finance Documents.

5.	COMPENSATION

5.1	The Borrower shall, with effect from the Loan Disbursement Date, pay interest on the Loan at a rate of LIBOR (for three month interest periods) plus a margin of 3.25% p.a.

Interest accrued shall be payable quarterly in arrears on demand from the Lender. If no demand is received, accrued interest shall be added to the Loan at the relevant interest payment date.

5.2	With effect from the date of transfer of the Rig from the Lender to OPCO (the “Effective Date”), the obligation set forth in Clause 5.1 shall be substituted by an obligation to pay, on the due dates for payment therefore set forth in the Loan Agreement, such part of the accrued interest, fees, costs and expenses payable by the Lender pursuant to the Loan Agreement as corresponds to the T-15 Principal.

5.3	All such payments shall be made directly to the Agent (for the account of the Borrower) at such dates and in such form as complies with the terms of the Loan Agreement.

The Lender shall keep the Borrower fully informed of the relevant payment dates and amounts as per the above.

The Borrower shall confirm to the Lender that each payment as aforesaid is made by providing the Lender with a copy of the relevant transfer documentation reflecting the amount paid and the date of payment.

6.	REPAYMENT

6.1	Effective from the Loan Disbursement Date, the Borrower shall repay the Loan plus any accrued interest thereon on demand from the Lender.

Such demand shall be made in writing with no less than 90 days’ notice.

6.2	Effective from the Effective Date, the Borrower’s obligation as per Clause 6.1 shall be suspended and replaced by an obligation to pay such part of the instalments due from the Lender to the Banks under the Loan Agreement as corresponds to the T-15 Principal.

Execution Version

6.3	Such instalments shall be made directly to the Agent (for the account of the Borrower) at such dates and in such form as complies with the provisions of the Loan Agreement.

The Lender shall keep the Borrower advised of each payment date for instalments under the Loan Agreement and the amount due as per the above.

The Borrower shall advise the Lender of all payments made as per the above.

6.4	The Borrower shall, in the event:

(i)	an event of default (howsoever described) occurs under the Loan Agreement and the Agent, on this basis, accelerates the Lender’s payment obligations thereunder; or

(ii)	a mandatory prepayment obligation (as prepayment in part or in full) occurs under the Loan Agreement;

repay the Loan in full by making payment directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2.

6.5	The Borrower shall, upon 10 days’ written notice, be entitled to prepay the Loan in full, provided that a corresponding amount is due and payable as a voluntary prepayment by the Lender under the Loan Agreement.

Such prepayment shall be made directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2 above.

6.6	Any release of the Borrower from its obligations under the Guarantee and/or the Security Documents following prepayment as per Clause 6.4 or Clause 6.5 shall be subject to the prior written consent of the Banks to the same being done with such effect.

6.7	Any payments made by the Borrower hereunder to the Lender purporting to reduce the principal amount of the Loan shall, until the Borrower has been released from the Guarantee, not take effect (but be considered a short term, subordinated loan to the Lender) if made in any other manner than described in Clauses 6.2 to 6.5 above.

7.	PAYMENTS

7.1	The Borrower shall make all payments due hereunder to the Lender or, as the case may be, the Banks, free from all deductions, set-off, counterclaim or other deduction whatsoever save as may be required by applicable law.

7.2	If the Borrower is required by law to make such a payment subject to the deduction or withholding of taxes, the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Banks and/or the Lender (as the case may be) receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

7.3	The Parties acknowledge that the Lender may decide to meet its obligations under the Loan Agreement by utilising other funds and revenue than such as will be due from the Borrower to the Lender hereunder. The Borrower shall, in such event, be immediately notified thereof, such notice specifying how the Loan (or any part thereof) shall be serviced and repaid in the alternative.

The Borrower acknowledges that such a decision by the Lender will not influence on the Borrower’s obligations under the Guarantee or the Security Documents.

Execution Version

8.	SECURITY

8.1	The obligations of the Borrower hereunder will not be secured by any mortgage, pledge or other security.

9.	STATUS OF THE LOAN

9.1	The Loan shall rank pari passu with all other ordinary debt of the Borrower, but shall be subordinated in all respects to, and rank after, the Borrower’s obligations under the Guarantee and the Security Documents.

10.	DEFAULT

10.1	Each of the events or circumstances set out below constitutes an event of default (“Event of Default”):

(i)	the Borrower fails to pay any sum payable under this Agreement when due unless its failure to pay is caused by administrative or technical error and payment is made within three business days of the due date;

(ii)	the Borrower fails to comply with any of its obligations under this Agreement or any Finance Document;

(iii)	the Borrower becomes insolvent, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(iv)	any corporate action, legal proceedings or other procedure or step is taken in relation to bankruptcy or insolvency proceedings in respect of the Borrower, the winding up or dissolution of the Borrower (save for the purposes of a solvent reorganization), the enforcement of security over any of the Borrower’s assets or any enforcement of any debts of the Borrower.

10.2	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(i)	declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	exercise any or all of its rights, remedies and powers under this Agreement or otherwise.

11.	MISCELLANEOUS

11.1	The Borrower acknowledges that its obligations to the Banks and the Agent under the Guarantee and the Security Documents will remain irrespective of the terms set forth herein and/or the Borrower’s compliance with the same.

11.2	The express provisions in this Agreement shall be without prejudice to any other rights and remedies available to the Lender by law.

11.3	No failure or delay by the Lender in exercising any right under the terms of this Agreement shall act as a waiver hereof.

Execution Version

12.	NEW SHARE CHARGE

12.1	As consideration for Lender agreeing to provide (i) the Loan to the Borrower and (i) the OPCO Loan to OPCO, OPCO agrees to provide the New Share Charge as security for the Secured Obligations.

12.2	The Lender undertakes to procure the release of OPCO from its obligations under the New Share Charge as and when all amounts outstanding under the Finance Documents have been repaid.

13.	INTRA-GROUP CHARTERER’S GUARANTEE AND SECURITY DOCUMENTS

13.1	As consideration for Lender agreeing to provide (i) the Loan to the Borrower and (i) the OPCO Loan to OPCO, Seadrill International agrees, notwithstanding the completion of the Restructuring, to continue to provide the Intra-Group Charterer’s Guarantee and the Intra-Group Charterer’s Security Documents as security for the Secured Obligations.

13.2	The Lender undertakes to procure the release of Seadrill International from its obligations under the Intra-Group Charterer’s Guarantee and the Intra-Group Charterer’s Security Documents as and when all amounts outstanding under the Finance Documents have been repaid.

14.	INDEMNITY

14.1	The Lender undertakes to indemnify and hold harmless each of the Borrower, Seadrill International and OPCO against any liability incurred by them under the Guarantee, the Security Documents or the New Share Charge.

14.2	Subject to Clause 14.3, the Lender shall be entitled to set off any claim (by any of the Borrower, Seadrill International or OPCO) for indemnification pursuant to Clause 14.1 against any claim it may have against either of the Borrower, Seadrill International or OPCO, including but not limited to under this Agreement, the SPA and/or the OPCO Loan.

14.3	Any claims for indemnification pursuant to Clause 14.1 shall rank pari passu with all other ordinary debt of the Lender, but shall be subordinated in all respects to, and rank after, the Lender’s obligations under the Finance Documents.

15.	GOVERNING LAW

15.1	This Agreement shall be governed by and construed in accordance with Norwegian law.

15.2	The Parties submit to the non-exclusive jurisdiction of the courts of Oslo, Norway in respect of any dispute arising out of this Agreement.

For and on behalf of SEADRILL LIMITED		For and on behalf of SEADRILL T -15 LTD.

Signature:	/s/ Fredrik Halvorsen	Signature:	/s/ Rune Magnus Lundetræ

Name in block letters: Fredrik Halvorsen		Name in block letters: Rune Magnus Lundetræ
Title:	CEO	Title:	Authorized Representative

Execution Version

For and on behalf of SEADRILL PARTNERS OPERATING LLC		For and on behalf of SEADRILL INTERNATIONAL LIMITED

Signature:	/s/ Rune Magnus Lundetræ	Signature:	/s/ Rune Magnus Lundetræ

Name in block letters: Rune Magnus Lundetræ		Name in block letters: Rune Magnus Lundetræ
Title:	Authorized Representative	Title:	Authorized Representative